As filed with the United States Securities and Exchange Commission on December 12, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	57-1150621
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14 Sylvan Way, Suite A
Parsippany, New Jersey 07054
(973) 736-9340
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brian K. Meyers
Executive Vice President, Chief Financial Officer and Treasurer
14 Sylvan Way, Suite A
Parsippany, New Jersey 07054
(973) 736-9340
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Michele F. Vaillant, Esq.
Howard M. Berkower, Esq.
McCarter & English, LLP
100 Mulberry Street, Four Gateway Center
Newark, New Jersey 07102
(973) 622-4444
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 12, 2024
PRELIMINARY PROSPECTUS
LINCOLN EDUCATIONAL SERVICES CORPORATION

$150,000,000.00
Common Stock

Preferred Stock

Debt Securities

We may offer and sell from time to time in one or more offerings any combination of our common stock, preferred stock or debt securities in amounts, at prices and on the terms that we will determine at the time of the offering.
The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000.00.
This prospectus provides you with a general description of these securities. Each time we offer and sell these securities, we will provide the specific terms of any such offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.
Our common stock is listed on The Nasdaq Global Select Market (“NASDAQ”), under the symbol “LINC.” On December 11, 2024, the closing price of our common stock on NASDAQ was $16.35 per share.
Our mailing address is 14 Sylvan Way, Suite A, Parsippany, New Jersey 07054 and our telephone number is (973) 736-9340.
Investing in our securities involves a high degree of risk. Before making an investment decision, please read the risks that are described under the section titled “Risk Factors” beginning on page 2 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission (“SEC”) that is incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2024.

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ABOUT THIS PROSPECTUS
In this prospectus, references to “common stock,” “preferred stock” and “debt securities” are to the common stock and preferred stock of Lincoln Educational Services Corporation and debt securities issued by Lincoln Educational Services Corporation.
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of securities. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition and results of operations may have changed since those dates. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Lincoln,” the “Company” and similar designations refer to Lincoln Educational Services Corporation and its consolidated subsidiaries. We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:
•	compliance with the extensive existing regulatory framework applicable to our industry or our failure to timely obtain and maintain regulatory approvals and accreditation;
•	compliance with continuous changes in applicable federal laws and regulations, including pending rulemaking by the U.S. Department of Education;
•
the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs;

•	successful updating and expansion of the content of existing programs and developing new programs in a cost-effective manner or on a timely basis;
•	uncertainties regarding our ability to comply with federal laws and regulations regarding the 90/10 Rule and cohort default rates;
•	successful implementation of our strategic plan;
•	our inability to maintain eligibility for or to process federal student financial assistance;
•	regulatory investigations of, or actions commenced against, us or other companies in our industry;
•	changes in the state regulatory environment or budgetary constraints;
•	enrollment declines or challenges in our students’ ability to find employment as a result of economic conditions;
•	maintenance and expansion of existing industry relationships and develop new industry relationships;
•	a loss of members of our senior management or other key employees;
•	uncertainties associated with opening of new campuses and closing existing campuses;
•	uncertainties associated with integration of acquired schools;
•	industry competition;
•	the effect of any cybersecurity incident;
•	the effect of public health outbreaks, epidemics and pandemics;
•	general economic conditions; and
•
other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as well as the Company’s subsequent Quarterly Reports on Form 10-Q under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as applicable.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business.
Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, by these cautionary statements.

THE COMPANY
We are a leading provider of diversified career-oriented post-secondary education to recent high school graduates and working adults. The Company, which currently operates 22 campuses in 13 states, offers programs in automotive technology, skilled trades (which include HVAC, welding and computerized numerical control and electrical and electronic systems technology, among other programs), healthcare services (which include nursing, dental assistant and medical administrative assistant, among other programs), hospitality services (which include culinary, therapeutic massage, cosmetology and aesthetics) and information technology. The schools operate under Lincoln Technical Institute, Lincoln College of Technology, Lincoln Culinary Institute and Euphoria Institute of Beauty Arts & Sciences and associated brand names. Most of the campuses serve major metropolitan markets and each typically offers courses in multiple areas of study. Five of the campuses are destination schools, which attract students from across the United States and, in some cases, from abroad. The Company’s other campuses primarily attract students from their local communities and surrounding areas. All of the campuses are nationally or regionally accredited and are eligible to participate in federal financial aid programs managed by the U.S. Department of Education and applicable state education agencies and accrediting commissions which allow students to apply for and access federal student loans as well as other forms of financial aid.
We structure our program offerings to provide our students with a practical, career-oriented education and position them for attractive entry-level job opportunities in their chosen fields. Our diploma/certificate programs typically take between 19 to 104 weeks to complete, with tuition ranging from $7,800 to $46,000. Our associate degree programs typically take between 69 to 92 weeks to complete, with tuition ranging from $31,000 to $40,000. As of the date of this prospectus, all of our schools offer diploma and certificate programs and nine of our schools are currently approved to offer associate degree programs. In order to accommodate the schedules of our students and maximize classroom utilization at some of our campuses, we typically offer courses four to five days a week in three shifts per day and start new classes every month. We update and expand our programs frequently to reflect the latest technological advances in the field, providing our students with the specific skills and knowledge required in the current marketplace. Classroom instruction combines lectures and demonstrations by our experienced faculty with comprehensive hands-on laboratory exercises in simulated workplace environments.
We believe that we provide our students with the highest quality career-oriented training available for our areas of study in our markets. The skills gap continues to expand as talent retires faster than new employees are hired and as the need for education and training increases in all careers with the accelerating pace of technological change.
We offer programs in areas of study that we believe are typically underserved by traditional providers of post-secondary education and for which we believe there exists significant demand among students and employers. Furthermore, we believe that our convenient class scheduling, career-focused curricula and emphasis on job placement offer our students valuable advantages that have been neglected by the traditional academic sector. By combining virtual training with traditional classroom-based training led by experienced instructors, we believe we offer our students a unique opportunity to develop practical job skills in many of the key areas of expected job demand.
Lincoln Educational Services Corporation was incorporated in New Jersey in 2003 as the successor-in-interest to various acquired schools including Lincoln Technical Institute, Inc. which opened its first campus in Newark, New Jersey in 1946. Our principal executive offices are located at 14 Sylvan Way, Suite A, Parsippany, New Jersey 07054. Our telephone number is (973) 736-9340 and our website is www.lincolntech.edu. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find More Information.” Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes. General corporate purposes may include, among other things, working capital, capital expenditures and acquisitions. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Pending the uses described above, we expect to invest our net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF OUR CAPITAL STOCK
The following description of our capital stock is only a summary of its material provisions. We encourage you to read our Amended and Restated Certificate of Incorporation and bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.
General
The following is a description of the material terms of our capital stock included in our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and our bylaws, as amended (our “Bylaws”) and is only a summary. Our common stock is the only class or series of our securities which has been registered under Section 12 of the Exchange Act and is listed on NASDAQ under the symbol “LINC.”
We are currently authorized to issue 110,000,000 shares of capital stock, including 100,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share.
As of December 12, 2024 there were 31,479,167 shares of our common stock outstanding.
Common Stock
Voting rights. Our shares of common stock are entitled to voting rights for the election of directors and for all other purposes, each holder of common stock being entitled to one vote for each share, except as otherwise required by law, and subject to the rights of the holders of preferred stock. The common stock does not have cumulative voting rights.
Dividend rights. Subject to any prior rights of holders of shares of any then-outstanding series of preferred stock, all shares of our common stock are entitled to share equally in any dividends that our Board of Directors may declare from legally available sources. Our existing credit agreement imposes restrictions on our ability to declare dividends with respect to our common stock.
Liquidation rights. Upon liquidation or dissolution of our Company, whether voluntary or involuntary, all shares of our common stock will be entitled to share equally in the assets available for distribution to shareholders after payment of all of our prior obligations, including obligations on our preferred stock.
Other matters. The holders of our common stock have no preemptive or conversion rights and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.
Listing and Transfer Agent. Shares of our common stock are listed for trading on NASDAQ under the symbol “LINC.” Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
Preferred Stock
Our Certificate of Incorporation provides that the Board of Directors has the authority, without action by the shareholders, to designate and issue shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any class or series, which may be greater than the rights of the holders of our common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring, or preventing a change in control.
We are currently authorized to issue 10,000,000 shares of preferred stock, no par value per share.
Directors’ and Officers’ Exculpation and Indemnification
Our Certificate of Incorporation provides that none of our directors and officers shall be liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent otherwise required by the New Jersey Business Corporation Act, or the NJBCA. The effect of this provision is to eliminate our rights, and our shareholders’ rights, to recover monetary damages against a director or officer for breach of a fiduciary duty of care as a director or officer, except to the extent otherwise required by the NJBCA. This provision does not limit or eliminate our right, or the right of any shareholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s or officer’s duty of care. In addition, our Certificate of Incorporation provides that, if the NJBCA is amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of the director or officer shall be eliminated or limited to the fullest extent permitted by the NJBCA, as so amended. These provisions will not alter the liability of directors or officers under federal or state securities laws.
Anti-Takeover Effects of New Jersey Law, the Certificate of Incorporation and the Bylaws
Certain provisions of the NJBCA, our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or preventing another person from acquiring control of the Company, including takeover attempts that might result in a premium over the market price for the shares of common stock.
New Jersey Law
We are subject to the provisions of Section 14A-10A of the NJBCA, which is known as the “New Jersey Shareholders Protection Act.” Under the New Jersey Shareholders Protection Act, we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of five years following the time at which that shareholder becomes an “interested shareholder” unless the business combination is approved by our Board of Directors before that shareholder became an “interested shareholder.” After this five-year period has expired, any business combination with an “interested shareholder” must be approved by holders of 66 2/3% of the voting shares not held by the “interested shareholder” or meet certain prescribed value requirements. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations.
An “interested shareholder” is (i) any person that directly or indirectly beneficially owns 10% or more of the voting power of our outstanding voting stock; or (ii) any of our affiliates or associates (as those terms are defined in the New Jersey Shareholders Protection Act) that directly or indirectly beneficially owned 10% or more of the voting power of our then outstanding stock at any time within a five-year period immediately prior to the date in question.
Certificate of Incorporation and Bylaws
Authorized but Unissued Preferred Stock. Our Certificate of Incorporation and Bylaws permit us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of our preferred stock and to issue such stock without approval from our common shareholders.
Board of Directors. Our Certificate of Incorporation and Bylaws provide that our Board of Directors shall consist of at least three directors but not more than eleven directors, as may be determined by the Board of Directors from time to time. Currently, our Board of Directors consists of ten directors, nine of whom are independent directors. Any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum. Any such director so elected shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor shall have been elected and qualified. The limitation on filling vacancies could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our Company.
Removal of Directors. Any director may only be removed from office, without assigning any cause, by the approval of holders of a majority of the combined voting power of the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class.
Board meetings. Our Bylaws provide that special meetings of the Board of Directors may be called by the chairman of our Board of Directors, the president, the chief financial officer or by any two directors in office.
Shareholder meetings. Our Certificate of Incorporation provides that any action required or permitted to be taken by our shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting and may not be taken by non-unanimous written action in lieu of a meeting. Our Bylaws further provide that special meetings of the shareholders may only be called by the chairman of the Board of Directors, our president, by a committee that is duly designated by the Board of Directors, by resolution adopted by the affirmative vote of the majority of the Board of Directors or pursuant to an order of the New Jersey Superior Court in accordance with NJBCA.

Requirements for advance notification of shareholder nominations and proposals. Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of the Board of Directors. In order for any matter to be considered “properly brought” before a meeting, a shareholder must comply with requirements regarding advance notice and provide certain information to us. These provisions could have the effect of delaying until the next shareholders meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would be able to take action as a shareholder (such as electing new directors or approving a merger) only at a duly called shareholders meeting and not by non-unanimous written consent.
Shareholder action by written consent. Our Certificate of Incorporation and Bylaws prohibit shareholder action by non-unanimous written consent and require all such actions to be taken at a meeting of shareholders of our common stock.
Cumulative voting. Our Certificate of Incorporation provides that our shareholders shall have no cumulative voting rights.
Amendment of Certificate of Incorporation and Bylaws. The amendment of the provisions described above in our Certificate of Incorporation generally will require the affirmative vote of a majority of our directors, as well as the affirmative vote of the holders of at least 66 2/3% of our then-outstanding voting stock. Our Bylaws may be amended (i) by the affirmative vote of the majority of our Board of Directors or (ii) by the affirmative vote of holders of a majority of our then outstanding voting stock.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing such debt securities, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the lender’s option and would be at prescribed conversion rates.
The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.
The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the “indenture”) is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, a supplemental indenture or an officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title of the series of debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	any limit on the aggregate principal amount of the series of debt securities;
•	the date or dates on which the principal on the series of debt securities is payable;
•
the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;
•	if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;
•	any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;
•
the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;
•	the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities;
•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;
•
if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•
the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the series of debt securities;
•
any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;
•	any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities;
•	any provisions relating to conversion of the series of debt securities; and
•	whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof.
In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our Board of Directors, an officers’ certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.
Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the purchaser’s ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:
•
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers’ certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:
•
default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

•	default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization applicable to us; and
•
any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers’ certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain
•	other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable
•	prospectus supplement; and
•	any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of
•	such series (“covenant defeasance”).
The conditions include:
•	depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a
•	single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in
•	accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of
•	independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any
•	mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in
•	accordance with the terms of the indenture and those debt securities; and
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize
•	income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will
•	be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have
•	been the case if the deposit and related covenant defeasance had not occurred.
Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:
•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations
•	its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or
•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely
•	payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable
•	or redeemable at the option of the issuer thereof.
•	“U.S. Government Obligations” means debt securities that are:
•	direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or
•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment
•	of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable
•	or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with
•	respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held
•	by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make
•	any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the
•	U.S. Government Obligation evidenced by such depository receipt.
Governing Law. The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is applicable.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings; purchasers directly or through agents; negotiated transactions; block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; sales in other ways not involving market makers or established trading markets; or through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.
The securities may be distributed from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents to or through market makers or into an existing market for the securities;

•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each time that we sell the securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of the securities will be identified in a prospectus supplement.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities pursuant to this prospectus, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities offered hereby has been passed upon for us by McCarter & English, LLP, Newark, New Jersey. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and the related financial statement schedule of Lincoln Educational Services Corporation and subsidiaries incorporated by reference in this prospectus, and the effectiveness of Lincoln Educational Services Corporation and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our corporate website at http://www.lincolntech.edu under the heading “Investor Overview”. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024; and
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2024;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended (i) March 31, 2024 as filed with the SEC on May 6 2024, (ii) June 30, 2024 as filed with the SEC on August 8, 2024 and (iii) September 30, 2024 as filed with the SEC on November 12, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on February 23, 2024, March 15, 2024, May 7, 2024, July 1, 2024, and July 23, 2024; and
•	the description of our common stock contained in our registration statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.lincolntech.edu under the heading “Investor Overview”. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:
14 Sylvan Way, Suite A
Parsippany, New Jersey 07054
(973) 736-9340
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

$150,000,000.00
Common Stock

Preferred Stock

Debt Securities
Preliminary Prospectus
       , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by us (except any underwriting discounts or selling commissions and brokerage fees related to the offer and sale of the securities registered hereunder).

SEC Registration Fee	$22,965.00
Printing Fees and Expenses	$*
Accounting Fees and Expenses	$*
Legal Fees and Expenses	$*
Transfer Agent Fees and Expenses	$*
Miscellaneous	$*
$*
Total	$*

*
Fees and expenses (other than the SEC registration fee) will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
The New Jersey Business Corporation Act (“NJBCA”) provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
The NJBCA further provides that any indemnification provisions in the law shall not exclude rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, bylaws, an agreement, a vote of shareholders, or otherwise. The NJBCA expressly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of a corporation (derivative proceedings), with the exception that a corporation may not indemnify a director or officer if a judgment has established that the director’s or officer’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt by the director or officer of an improper personal benefit.
The Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and bylaws, as amended (the “Bylaws”) limit the liability of directors and officers to the maximum extent permitted by NJBCA and any amendments thereto. Specifically, no director or officer will be personally liable for monetary damages for breach of fiduciary duty as a director or officer, as the case may be, except liability for: (i) any breach of their duty of loyalty to the Registrant or the Registrant’s shareholders; (ii) acts or omissions not in good faith or which involve a knowing violation of the law; or (iii) any transaction from which the director or officer derived an improper personal benefit.
The Certificate of Incorporation grants the Registrant the authority to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, with respect to which an director or officer is a party, or is threatened to be made a party, to the fullest extent permitted by the NJBCA and any amendments thereto.

The Bylaws indemnify the Registrant’s past, present and future directors and officers:
(a)
against reasonable costs, disbursements and counsel fees paid or incurred where any such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding (collectively, “Legal Action”), or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been a director or officer of the Registrant; or

(b)
advancement of reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Registrant) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and in connection with any criminal proceeding such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Registrant’s Board of Directors (“Board”) (sitting as a committee of the Board) who were not parties to such Legal Action or by any one or more disinterested counsel to whom the question may be referred by the Board; but in connection with any Legal Action by or in the right of the Registrant, no indemnification shall be provided as to any person adjudged by any court to be liable to the Registrant except as and to the extent determined by such court. Reasonable costs, disbursements and counsel fees incurred by such person in connection with any Legal Action may be paid by the Registrant in advance in the final disposition of such matter if authorized by a majority of the Board (sitting as a committee of the Board) not parties to such matter upon receipt by the Registrant of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein.

The Registrant enters into indemnification agreements with its directors and officers that provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law or as such applicable law may be amended to increase the scope of such permitted indemnification. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers against any and all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and actually and reasonably incurred by its directors in connection with the defense of any threatened, pending or completed claim, action, suit or proceeding by reason of the fact that an individual is or was a director or officer of the Registrant. With respect to any criminal proceeding, the Registrant shall indemnify the director or officer provided that she or he had no reasonable cause to believe that her or his conduct was unlawful.
Each of the Certificate of Incorporation and Bylaws authorizes the Registrant to purchase director and officer insurance, which the Registrant currently carries.
The Registrant believes that the provisions of its Certificate of Incorporation and Bylaws and indemnification agreements are necessary to attract and retain the services of highly qualified persons as directors and officers.
The indemnification provisions in the Certificate of Incorporation and Bylaws and indemnification agreements may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Item 16.	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1/A (Registration No. 333-123644) filed June 7, 2005.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

3.3	Bylaws of the Company, as amended on March 8, 2019 (incorporated by reference to the Company’s Form 8-K filed June 28, 2005).

3.4	Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to the Company’s Registration Statement on Form S-1/A (Registration No. 333-123644) filed June 21, 2005).

3.5†	Specimen Preferred Stock Certificate.

4.1
Registration Rights Agreement, dated as of November 14, 2019, between the Company and the investors parties thereto (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2019).

4.2*	Form of Indenture.

4.3†	Form of Debt Security.

5.1*	Opinion of McCarter & English, LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

25.1†	Statement of Eligibility of Trustee on Form T-1 for Debt Securities.

107	Filing Fee Table

*	Filed herewith.
†	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that
paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Lincoln Educational Services Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey on December 12, 2024.

LINCOLN EDUCATIONAL SERVICES CORPORATION

/s/ Brian K. Meyers
Brian K. Meyers
Executive Vice President, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY
Each of the undersigned, whose signature appears below, hereby constitutes and appoints Scott M. Shaw and Brian K. Meyers, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the above power of attorney have been signed below by the following persons on behalf of the registrant, Lincoln Educational Services Corporation, in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott M. Shaw	Chief Executive Officer and Director	December 12, 2024
Scott M. Shaw

/s/ Brian K. Meyers	Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	December 12, 2024
Brian K. Meyers

/s/ John A. Bartholdson	Non-Executive Chairman	December 12, 2024
John A. Bartholdson

/s/ James J. Burke Jr.	Director	December 12, 2024
James J. Burke Jr.

/s/ Anna Cabral	Director	December 12, 2024
Anna Cabral

/s/ Kevin M. Carney	Director	December 12, 2024
Kevin M. Carney

Signature	Title	Date
/s/ Michael A. Plater	Director	December 12, 2024
Michael A. Plater

/s/ Felecia J. Pryor	Director	December 12, 2024
Felecia J. Pryor

/s/ Marta Newhart	Director	December 12, 2024
Marta Newhart

/s/ Carlton Rose	Director	December 12, 2024
Carlton Rose

/s/ Sylvia J. Young	Director	December 12, 2024
Sylvia J. Young